UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2008
BRIGHTPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-23494	35-1778566

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Metropolis Parkway, Suite 210, Plainfield, Indiana	46168

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 707-2355
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.
     On June 30, 2008, Brightpoint, Inc. (“Brightpoint” or the “Company”), as part of the natural progression of the integration process related to its July 2007 acquisition of Dangaard Telecom A/S, committed to a plan to realign its European operations, which will, among other things, result in a substantial staff reduction of 275 to 325 positions. This realignment, which is part of the Company’s continuing effort to streamline its global organization and reduce expenses, will result in the elimination of approximately 50 to 75 positions at Brightpoint’s current European division headquarters in Denmark by the end of 2008. These eliminated positions will consist primarily of staff and administrative positions within the information technology, human resources, legal, finance and commercial/sales and marketing areas. The European business will be supported by Brightpoint’s existing management and corporate staff.
     In addition to the foregoing changes within its European division headquarters, Brightpoint will implement a plan to eliminate 225 to 250 positions from its European division’s operating entities by the end of 2008.
     The foregoing headcount reductions will be coupled with other significant cost reduction initiatives in Brightpoint’s European operating entities. The Company expects the combined initiatives, when implemented, to result in approximately $25 million to $30 million in annualized spending reductions.
     The Company expects to incur material charges for severance, lease termination and other restructuring costs as a result of the foregoing reorganization initiatives. The Company anticipates having these charges and restructuring costs quantified on or before July 31, 2008, and will update this disclosure accordingly. The Company currently expects that the majority of the charges and restructuring costs will impact purchase accounting relating to the Dangaard Telecom acquisition and will not materially affect current period earnings.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On June 30, 2008, Brightpoint announced a reorganization of its global executive team to help drive further synergies and enhance operational performance. As part of this reorganization, Steen F. Pedersen will transition from his role as Brightpoint’s President of Europe. He will leave the Company on November 19, 2008. Mr. Pedersen was a founder of Dangaard Telecom A/S, which Brightpoint acquired in July 2007 and was instrumental in its growth as the leader in the distribution of wireless devices throughout Europe. He will continue to be involved in certain projects for up to one year after he leaves Brightpoint to assist the Company in maximizing the benefits of the reorganization.
     In connection with the reorganization, the Company also realigned the duties and responsibilities of certain of its named executive officers as follows:
     Michael Koehn Milland, who is currently serving as the Company’s Co-Chief Operating Officer and President, International Operations, will instead assume the role of, and have his title changed to, President, Europe Middle East and Africa. The President of Europe position, previously held by Mr. Pedersen, will be eliminated. Additionally, Mr. Milland will be responsible for global business development with the objective of increasing Brightpoint’s market share worldwide.
     J. Mark Howell, who is currently serving as the Company’s Co-Chief Operating Officer and President, Americas, will instead assume the role of, and have his title changed to, President, Americas. Additionally, he will oversee all global logistics operations to drive and transfer Brightpoint’s customized logistics capabilities across all of its divisions.
     In connection with the combining of Brightpoint’s Middle East and Africa operations with those of its European operations, R. Bruce Thomlinson’s title will change from President, Asia Pacific, Middle East and Africa to President, Asia Pacific.
     Each of these three regional Presidents, Messrs. Milland, Howell and Thomlinson, will report directly to Brightpoint’s Chairman of the Board and Chief Executive Officer, Robert J. Laikin.

Item 7.01	Regulation FD Disclosure.
     A copy of the press release announcing the realignment of the Company’s European operations and the reorganization of its global executive team is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events
     On June 30, 2008, we entered into an agreement with Steen F. Pedersen, who has served as President of Europe since the Company’s acquisition of Dangaard Telecom in July 2007, in connection with Mr. Pedersen’s transition from the Company on November 19, 2008. Pursuant to the agreement, Mr. Pedersen will continue to be involved in certain projects for a year after he leaves Brightpoint to assist the Company in maximizing the benefits of the reorganization and will continue to receive his normal base salary and automobile, insurance and pension benefits for a period of 42 months following his termination.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibit 99.1 — Press release of Brightpoint, Inc. dated June 30, 2008.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Certain information in this Form 8-K may contain forward-looking statements regarding future events or the future performance of Brightpoint, including, but not limited to, statements regarding potential spending reductions resulting from the elimination and proposed elimination of positions and the streamlining of operations. These statements are only predictions and actual events or results may differ materially. Please refer to the documents Brightpoint files, from time to time, with the Securities and Exchange Commission; including, Brightpoint’s most recent Form 10-K and Form 10-Q and Exhibit 99.1, thereto. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date these statements were made. Brightpoint undertakes no obligation to update any forward-looking statements contained in this Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
By:	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President, Chief Financial Officer and Treasurer

Date: July 7, 2008